MEMORANDUM OF AGREEMENT
(12b-1 Fee Waivers/Limits)
     This Memorandum of Agreement is entered into as of the effective date listed on Exhibit “A” of this agreement, between AIM Counselor Series Trust (Invesco Counselor Series Trust), AIM Funds Group (Invesco Funds Group), AIM Investment Securities Funds (Invesco Investment Securities Funds), AIM Sector Funds (Invesco Sector Funds) and Short-Term Investments Trust (each a “Trust” and, collectively, the “Trusts”), on behalf of the funds or portfolios, as applicable, listed on Exhibit “A” to this Memorandum of Agreement (the “Funds”), and Invesco Distributors, Inc. (“Distributor”). Distributor shall and hereby agrees to waive or limit fees of each Fund, on behalf of its respective classes as applicable, severally and not jointly, as indicated in the attached Exhibit “A”.
     For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trusts and Distributor agree as follows:
     For the Contractual Waivers/Limits (listed in the attached Exhibit), Distributor agrees until at least the date set forth on the attached Exhibit “A” (the “Expiration Date”) that Distributor will waive or limit Rule 12b-1 distribution plan fees as set forth on Exhibit “A”. Each Trust’s Board of Trustees and Distributor may terminate or modify this Memorandum of Agreement prior to the Expiration Date only by mutual written consent. Distributor will not have any right to reimbursement of any amount so waived or limited.
     For the Contractual Waivers/Limits, Distributor agrees to review the then-current waivers/limits for each class of each Fund listed on Exhibit “A” on a date prior to the Expiration Date to determine whether such waivers/limits should be amended, continued or terminated. The waivers/limits will expire upon the Expiration Date unless the Trusts and Distributor have agreed to continue them. Exhibit “A” will be amended to reflect any such agreement.
     It is expressly agreed that the obligations of the Trusts hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trusts personally, but shall only bind the assets and property of the Funds, as provided in each Trust’s Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of each Trust, and this Memorandum of Agreement has been executed and delivered by an authorized officer of each Trust acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in each Trust’s Agreement and Declaration of Trust.

     IN WITNESS WHEREOF, the Trusts and Distributor have entered into this Memorandum of Agreement as of the date first above written.

AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)
AIM FUNDS GROUP (INVESCO FUNDS GROUP)
AIM INVESTMENT SECURITIES FUNDS (INVESCO INVESTMENT SECURITIES FUNDS)
AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)
SHORT-TERM INVESTMENTS TRUST
on behalf of the Funds listed in Exhibit “A”
to this Memorandum of Agreement

By:	/s/ John M. Zerr
Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

By:	/s/ John M. Zerr
Title:	Senior Vice President

EXHIBIT “A”
AIM Counselor Series Trust (Invesco Counselor Series Trust)

	CONTRACTUAL/		EFFECTIVE	EXPIRATION
FUND	VOLUNTARY	LIMIT/WAIVER	DATE	DATE
Invesco Van Kampen American Franchise Fund
Class B Shares	Contractual	0.42% limit	May 23, 2011	June 30, 2013

AIM Funds Group (Invesco Funds Group)

	CONTRACTUAL/		EFFECTIVE	EXPIRATION
FUND	VOLUNTARY	LIMIT/WAIVER	DATE	DATE
Invesco Global Core Equity Fund
Class B Shares	Contractual	0.52% limit	May 23, 2011	June 30, 2013

AIM Investment Securities Funds (Invesco Investment Securities Funds)

	CONTRACTUAL/		EFFECTIVE	EXPIRATION
FUND	VOLUNTARY	LIMIT/WAIVER	DATE	DATE
Invesco Short Term Bond Fund
Class C Shares	Contractual	0.50% limit	February 1, 2006	June 30, 2013

AIM Sector Funds (Invesco Sector Funds)

	CONTRACTUAL/		EFFECTIVE	EXPIRATION
FUND	VOLUNTARY	LIMIT/WAIVER	DATE	DATE
Invesco Van Kampen Comstock Fund
Class B Shares	Contractual	0.25% limit	December 31, 2011	December 31, 2012

Short-Term Investments Trust

	CONTRACTUAL/		EFFECTIVE	EXPIRATION
FUND	VOLUNTARY	LIMIT/WAIVER	DATE	DATE
Government & Agency Portfolio
Cash Management Class	Contractual	0.02% waiver	June 30, 2005	December 31, 2012
Personal Investment Class	Contractual	0.20% waiver	June 30, 2005	December 31, 2012
Private Investment Class	Contractual	0.20% waiver	June 30, 2005	December 31, 2012
Reserve Class	Contractual	0.13% waiver	June 30, 2005	December 31, 2012
Resource Class	Contractual	0.04% waiver	June 30, 2005	December 31, 2012

Government TaxAdvantage Portfolio
Cash Management Class	Contractual	0.02% waiver	June 30, 2005	December 31, 2012
Personal Investment Class	Contractual	0.20% waiver	June 30, 2005	December 31, 2012
Private Investment Class	Contractual	0.25% waiver	June 30, 2005	December 31, 2012
Reserve Class	Contractual	0.13% waiver	June 30, 2005	December 31, 2012
Resource Class	Contractual	0.04% waiver	June 30, 2005	December 31, 2012

Liquid Assets Portfolio
Cash Management Class	Contractual	0.02% waiver	June 30, 2005	December 31, 2012
Personal Investment Class	Contractual	0.20% waiver	June 30, 2005	December 31, 2012
Private Investment Class	Contractual	0.20% waiver	June 30, 2005	December 31, 2012
Reserve Class	Contractual	0.13% waiver	June 30, 2005	December 31, 2012

	CONTRACTUAL/		EFFECTIVE	EXPIRATION
FUND	VOLUNTARY	LIMIT/WAIVER	DATE	DATE
STIC Prime Portfolio
Cash Management Class	Contractual	0.02% waiver	June 30, 2005	December 31, 2012
Personal Investment Class	Contractual	0.20% waiver	June 30, 2005	December 31, 2012
Private Investment Class	Contractual	0.20% waiver	June 30, 2005	December 31, 2012
Reserve Class	Contractual	0.13% waiver	June 30, 2005	December 31, 2012
Resource Class	Contractual	0.04% waiver	June 30, 2005	December 31, 2012

Tax-Free Cash Reserve Portfolio
Cash Management Class	Contractual	0.02% waiver	April 30, 2008[1]	December 31, 2012
Personal Investment Class	Contractual	0.20% waiver	April 30, 2008[1]	December 31, 2012
Private Investment Class	Contractual	0.25% waiver	April 30, 2008[1]	December 31, 2012
Reserve Class	Contractual	0.13% waiver	April 30, 2008[1]	December 31, 2012
Resource Class	Contractual	0.04% waiver	April 30, 2008[1]	December 31, 2012

Treasury Portfolio
Cash Management Class	Contractual	0.02% waiver	June 30, 2005	December 31, 2012
Personal Investment Class	Contractual	0.20% waiver	June 30, 2005	December 31, 2012
Private Investment Class	Contractual	0.20% waiver	June 30, 2005	December 31, 2012
Reserve Class	Contractual	0.13% waiver	June 30, 2005	December 31, 2012
Resource Class	Contractual	0.04% waiver	June 30, 2005	December 31, 2012

[1]	Effective April 30, 2008, Tax-Free Cash Reserve Portfolio was reorganized as a portfolio of Tax-Free Investments Trust (“TFIT”) to Short-Term Investments Trust following shareholder approval at a meeting held on February 29, 2008. As a portfolio of TFIT, this limitation has been in effect since June 30, 2005.

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